Exhibit 32.1

CERTIFICATION

In connection with the Annual Report on Form 10-K of Molecular Insight Pharmaceuticals, Inc. (the “Company”) for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “2006 Annual Report”), I, David S. Barlow, Chairman of the Board of Directors and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The 2006 Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the 2006 Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the 2006 Annual Report and results of operations of the Company for the periods covered by the 2006 Annual Report.

By:	/s/ David S. Barlow
David S. Barlow
Chairman and Chief Executive Officer

Dated: April 2, 2007

This certification accompanies the 2006 Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Molecular Insight Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the 2006 Annual Report), irrespective of any general incorporation language contained in such filing.